EXHIBIT 5.1

MINTZ LEVIN LETTERHEAD

September 11, 2006

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139

Ladies and Gentlemen:

        We have acted as counsel to Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), which may be issued and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

        In connection with this opinion, we have examined the Company's Restated Articles of Organization, and the Company's ByLaws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the United States Federal Laws and the reported judicial decisions interpreting those laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

        Based upon the foregoing, we are of the opinion that the Shares, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act and provided no stop order shall have been issued by the Commission relating thereto, (iii) an appropriate Prospectus Supplement with respect to the applicable Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if Shares are to be sold pursuant to a purchase, underwriting or similar agreement (an "Underwriting Agreement"), such Underwriting Agreement with respect to the applicable Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Shares have been duly established in conformity with the Company's Restated Articles of Organization and ByLaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Shares have been issued and sold as contemplated by the Registration Statement, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and the Underwriting Agreement, if applicable, will be validly issued, fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to (i) the reference to this firm under the under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.